Exhibit 10.4

The Traxis Group B.V.

c/o Cerberus Capital Management L.P.

875 Third Avenue

New York, NY 10022

February 18, 2015

Coliseum School Bus Holdings, LLC

Coliseum Capital Partners, L.P.

Coliseum Capital Partners II. L.P.

Blackwell Partners LLC — Series A

c/o Coliseum Capital Management, LLC

One Station Place, 7th Floor South

Stamford, CT 06902

Attention: Adam Gray

Re: Hennessy Capital Acquisition Corp. Directors

Dear Mr. Gray:

Reference is made (i) to that certain Purchase Agreement (as amended, the “Purchase Agreement”), dated as of September 21 2014, among The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (“Seller”), Hennessy Capital Acquisition Corp., a Delaware corporation (“Purchaser”) and solely for the purposes of Section 10.01(a) thereof, Hennessy Capital Partners I LLC and (ii) that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, among the Seller, Purchaser, Coliseum School Bus Holdings, LLC (“School Bus Holdings”), Coliseum Capital Partners, L.P. (“Coliseum Capital Partners”), Coliseum Capital Partners II, L.P. (“Coliseum Capital Partners II”) and Blackwell Partners, LLC — Series A (“Blackwell” and together with School Bus Holdings, Coliseum Capital Partners and Coliseum Capital Partners II, “Coliseum”). The Purchase Agreement provides that at the closing of the transactions contemplated by the Purchase Agreement, Purchaser’s certificate of incorporation will be amended and restated to, among other things, provide that Purchaser’s directors can be removed with or without cause by the stockholders. Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Purchase Agreement.

As inducement to Coliseum to enter into the Subscription Agreement, Seller hereby acknowledges and agrees that from and after the Closing through the 2016 annual meeting of stockholders of Purchaser (or any successor to Purchaser), it will not, and will cause its Affiliates to not, vote or provide consent, directly or indirectly, to remove, Adam Gray as a director of Purchaser (or any successor to Purchaser) without cause.

Seller further agrees that, from and after the Closing through the 2016 annual meeting of stockholders of Purchaser (or any successor to Purchaser), it shall be a condition precedent to any transfer, sale or other disposition to any Affiliate of Seller of shares of Purchase Price Common Stock received by Seller pursuant to the Purchase Agreement that such Affiliate agrees to be bound by the restrictions set forth herein.

This letter shall be governed by and construed under the laws of the State of Delaware without giving effect to any conflict of law provisions.

Neither this letter nor any provision hereof may be amended, modified, waived or terminated except by an agreement in writing signed by Coliseum and Seller. Neither this letter nor any provision hereof may be waived except by an instrument in writing signed by the party against whom enforcement of waiver is sought.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Sincerely,

The Traxis Group B.V.

By:	/s/ Dev Kapadia
Name:	Dev Kapadia
Title:	Managing Director

Acknowledged and agreed, effective as of the date first set forth above:

COLISEUM SCHOOL BUS HOLDINGS, LLC

By:	Coliseum Capital Management, LLC, Managers

By:	/s/ Adam Gray
	Name:	Adam Gray
	Title:	Managing Partner

COLISEUM CAPITAL PARTNERS, L.P.

By:	Coliseum Capital, LLC, General Partner

By:	/s/ Adam Gray
	Name:	Adam Gray
	Title:	Manager

BLACKWELL PARTNERS, LLC — SERIES A

By:	Coliseum Capital Management, LLC, Attorney-in-fact

By:	/s/ Adam Gray
	Name:	Adam Gray
	Title:	Manager

COLISEUM CAPITAL PARTNERS II, L.P.

By:	Coliseum Capital, LLC, General Partner

By:	/s/ Adam Gray
	Name:	Adam Gray
	Title:	Manager

[Signature Page to Coliseum Director Letter]